EMCON

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 17, 1996


To the Shareholders:

         Please take notice that the Annual Meeting of the Shareholders of EMCON, a California corporation (the "Company"), will be held on May 17, 1996, at 3:00 p.m. local time, at 1921 Ringwood Avenue, San Jose, California, for the following purposes:

     1. To elect nine (9) directors for the ensuing year.

     2. To consider, approve and ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 29, 1996 are entitled to notice of, and vote at, this meeting and any continuations or adjournments thereof.

                           By Order of the Board of Directors


                           Mollie C. Mortyn, Secretary


San Mateo, California
April 17, 1996




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                 PROXY STATEMENT
                       1996 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                      EMCON
                            400 South El Camino Real
                                   Suite 1200
                           San Mateo, California 94402
                                 (415) 375-1522


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EMCON, a California corporation (the "Company" or "EMCON"), of Proxies for use at the Annual Meeting of its Shareholders to be held on May 17, 1996, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to Shareholders on or about April 17, 1996.

                       SOLICITATION AND VOTING OF PROXIES

         All shares represented by valid Proxies received prior to the meeting will be voted and, where a shareholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the proposals described. A shareholder who signs and returns a Proxy in proper form will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the meeting and electing to vote in person.

         The voting securities of the Company entitled to vote at the meeting consist of shares of Common Stock. Only shareholders of record at the close of business on March 29, 1996 are entitled to notice of and to vote at the Annual Meeting. The Company's Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. On March 29, 1996, there were 8,480,158 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

         The cost of soliciting Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit Proxies, personally or by telephone, telegraph or letter.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table contains information as of March 15, 1995 regarding the ownership of the Common Stock of the Company by (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 1995, whose salary and bonus for the year ended December 31, 1995 exceeded $100,000, and (iv) all executive officers and directors of the Company as a group.

                                                    Shares Owned(1)
                                                    ---------------
Name                                       Number of Shares       Percent
- ----                                       ----------------       -------
T. Rowe Price Associates, Inc.(2)             601,600               7.1%
Donald R. Andres(3)(12)                       223,554               2.6%
Eugene M. Herson(4)(12)(13)                   138,044               1.6%
Stephen W. Vincent(5)(12)                      98,554               1.2%
Richard A. Peluso(6)                           88,517               1.1%
H. Lee Fortier(7)(12)                          70,593                *
R. Michael Momboisse(4)(12)(13)                38,788                *
Gary O. McEntee(6)(12)                         29,580                *
Douglas P. Crane(8)(12)                        13,000                *
Peter Vardy(9) (12)                            14,000                *
Jack M. Marzluft(10)(12)                        7,800                *
Donald R. Kerstetter(11)                        4,000                *
All executive officers and directors
    as a group (13 persons)(12)(13)           771,627               9.1%

- ----------------------

         *        Represents less than 1%.

         (1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

         (2) As reported in a Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates"). These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole power to vote 460,000 of the shares. The business address for Price Associates, is 100 E. Pratt Street, Baltimore, Maryland 21202.

         (3) The business address for Mr. Andres is 1921 Ringwood Avenue, San Jose, California 95131.

         (4)      The business  address for Messrs.  Herson and Momboisse is 400
                  S. El Camino Real, Ste. 1200, San Mateo, California 94402.

         (5) The business address for Mr. Vincent is 1317 South 13th Avenue, Kelso, Washington 98626.

         (6) The business address for Messrs. Peluso and McEntee is One International Plaza, Suite 700, Mahwah, New Jersey 07495.

         (7) The business address for Mr. Fortier is 18912 North Creek Parkway, Suite 100, Bothell, Washington 98011.

         (8) The business address for Mr. Crane is 1720 Avenida del Mundo, Coronado, California 92118.

         (9) The business address for Mr. Vardy is 333 Wacker Drive, Ste. 700, Chicago, Illinois 60606.

         (10) The business address for Mr. Marzluft is 185 Front Street, Danville, California 94526.

         (11) The business address for Mr. Kerstetter is 10 Penn Center, Ste. 700, Philadelphia, Pennsylvania 19103.

         (12) Includes the following number of shares of the Company's Common Stock subject to outstanding options which are exercisable within 60 days of March 15, 1996: Donald R. Andres, 12,125; Eugene M. Herson, 111,250; Stephen W. Vincent, 46,500; H. Lee Fortier, 57,250; Richard A. Peluso, 8,125; R. Michael Momboisse, 33,250; Gary O. McEntee, 16,875; Douglas P. Crane, 4,000; Peter Vardy, 2,000; Jack M. Marzluft, 4,000; Donald R. Kerstetter, 2,000; and all executive officers and directors as a group, 317,499

         (13) Includes shares of the Company's Common Stock beneficially owned and held in trust.

         ELECTION OF DIRECTORS

         Nine (9) directors are to be elected at the Annual Shareholders Meeting. Each nominee will hold office until the next annual meeting of shareholders or until his successor is elected and qualified, unless he resigns or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company. Management's nominees for election to the office of director and certain information with respect to their age and background, are set forth below.

         Messrs. Crane, Herson, Andres, Fortier, Vincent, Kerstetter, Marzluft and Vardy were elected to their present term of office at the Company's 1995 Annual Shareholders Meeting. Mr. Peluso was nominated by the nominating committee to stand for election to fill the vacancy created by the expansion of the variable board to nine (9) directors.

         If a quorum is present and voting, the nine (9) nominees receiving the highest number of votes will be elected directors. Abstentions will have no effect on the election.

         Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate. All of the nominees listed below were approved by the Nominating Committee of the Board of Directors:


                                                             Director
                Nominee                             Age       Since
               --------                             ---      --------
           Douglas P.Crane                           67       1992
           Eugene M. Herson                          53       1985
           Jack M. Marzluft                          64       1985
           Stephen W. Vincent                        44       1991
           H. Lee Fortier                            46       1994
           Peter Vardy                               65       1994
           Donald R. Andres                          58       1995
           Donald R. Kerstetter                      65       1995
           Richard A. Peluso                         50       ---

         Executive Officers

     The executive officers of the Company as of March 15, 1995, are as follows:

Name                   Age      Positions with the Company
- ----                   ---      --------------------------
Douglas P. Crane        67   Chairman of the Board

Eugene M. Herson        53   President, Chief Executive Officer and Director

R. Michael Momboisse    38   Chief Financial Officer and Vice President - Legal

H. Lee Fortier          46   Vice President--Consulting Operations and Director

Stephen W. Vincent      44   Vice President - Laboratory Operations, President,
                             Columbia Analytical Services, Inc. and Director

Richard A. Peluso       50   Vice President - Operations and Construction and
                             President, EOC Corporation

Donald R. Andres        58   Vice President - Consulting West Region

Gary O. McEntee         39   Vice President - Consulting East Region

Mollie C. Mortyn        58   Vice President - Corporate Communications/Investor
                             Relations and Secretary

Peter Clifford          37   Vice President - Consulting Finance and
                             Administration and Assistant Secretary

                  Officers serve at the discretion of the Board. There are no family relationships among directors or executive officers of the Company.

                  Douglas P. Crane has served as Chairman of the Board since July, 1995 and as a director of the Company since February 1992. Since February 1989, Mr. Crane has served as Chairman of CJM Associates, Inc., a management consulting firm. Mr. Crane currently serves as Chairman of the Board of Trustees of Cogswell Polytechnical College and as a director with the Foundation for Educational Achievement.

                  Eugene M. Herson has served as President and Chief Executive Officer since October 1994 and as a director since March 1985. From November 1990 through October 1994, Mr. Herson served in a number of capacities with the Company including Vice President - Special Operations from April 1993 to October 1994, Chief Financial Officer from November 1990 through June 1993, and President and Chief Administrative Officer from February 1991 through March 1993.

                  R. Michael Momboisse has served as Chief Financial Officer and Vice President - Legal since July 1993 and as General Counsel since joining the Company in April 1991. Prior to that time, Mr. Momboisse was an attorney in the Corporate Department of the law firm of Ware & Freidenrich, a Professional Corporation.

                  Richard A. Peluso has served as a Vice President of EMCON since the Company's acquisition of Wehran Envirotech, Inc. ("Wehran") in April 1994. Mr. Peluso also serves as President of EOC Corporation, EMCON's wholly-owned operations and construction subsidiary. From June 1972 to April 1994, Mr. Peluso served as a Senior Vice President of Wehran.

                  Donald R. Andres has been employed by EMCON for 22 years and has served as a Regional Vice President, Vice President or Senior Vice President since 1973 and as a director since May, 1995. Mr. Andres currently serves as a Regional Vice President of the West Region. Mr. Andres also served as a director on the EMCON Board from September 1976 through May 1993.

                  H. Lee Fortier has served as a director of the Company since July 1994 and as Vice President of Consulting Operations since November 1994. Mr. Fortier served as President of EMCON Northwest, Inc. from January 1987 to December 1994. Mr. Fortier also previously served as a director on the EMCON Board from February 1992 through May 1993.

                  Stephen W. Vincent has served as Vice President - Laboratory Operations since April 1993. Mr. Vincent has also served as President of Columbia Analytical Services, Inc. ("CAS"), EMCON's wholly-owned laboratory subsidiary, and as a director of EMCON since May 1991. Mr. Vincent has been with CAS since its founding in July 1986.

                  Gary O. McEntee has served as a Vice President of EMCON since March 1995 and as a Regional Vice President of EMCON Consulting's East Region since the Company's acquisition of Wehran in April 1994. From January 1980 to April 1994 Mr. McEntee served in a variety of positions with Wehran including President, Chief Operating Officer and Senior Manager.

                  Mollie C. Mortyn has served as Secretary since 1984, Treasurer
from  April   1986  to   December   1990  and  Vice   President   of   Corporate
Communications/Investor Relations since November 1987.

                  Peter Clifford has been employed by EMCON since April, 1993 as a Vice President of Finance and Administration of EMCON's Consulting Division. Mr. Clifford has also served as Assistant Secretary of the Company since February, 1996. From 1990 through April 1993, Mr. Clifford served as Regional Controller of TNT Express Worldwide, a transportation company.

                  Donald R. Kerstetter has served as a director of the Company since February 1995 and as President of ET Environmental Corporation, EMCON's 50/50 joint venture with Turner Construction Company ("Turner"), since May 1994. Mr. Kerstetter is an Executive Vice President of Turner and has served as an officer of Turner since March 1956.

                  Jack M. Marzluft, CPA has served as a director of the Company since March 1985. Since 1984, Mr. Marzluft has been President of Marzluft & Giles, an Accountancy Corporation, a certified public accounting firm. Mr. Marzluft currently serves as a Director with the San Ramon Valley Community Services Group.

                  Peter Vardy has served as a director since July 1994. Mr. Vardy has served as Managing Director of Peter Vardy & Associates, an international environmental consulting firm, since June 1990. From April 1973 through May 1990, Mr. Vardy served as a Vice President of Waste Management, Inc./WMX Technologies, Inc., a waste management services company.

         Meetings Of The Board Of Directors And Committees

                  The Company's Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee for executive compensation, and a Nominating Committee.

                  Currently Messrs. Crane, Herson, and Vardy serve as members of the Executive Committee. Mr. Crane serves as Chairman of the Committee. The functions of the Executive Committee include implementing general instructions of the Board, approving interim policy matters and approving capital expenditures. The Executive Committee held six meetings during 1995.

                  Currently Messrs. Marzluft, Crane and Kerstetter serve as members of the Audit Committee. The functions of the Audit Committee include recommending the independent auditors to the Board of Directors; reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit; reviewing the adequacy of accounting and financial controls; reviewing the independence of the independent auditors; approving all assignments to be performed by the independent auditors; reviewing transactions between the Company and its officers and directors and instructing the independent auditors, as deemed appropriate, to undertake special assignments. During 1995, the Audit Committee held three meetings.

                  Currently Messrs. Crane, Kerstetter and Vardy serve as members of the Compensation Committee for executive compensation. The Compensation Committee reviews and recommends salaries and other compensation for corporate executive officers and other members of senior management. During 1995, the Compensation Committee held one meeting. (See also, COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.)

                  In February 1996, the Board of Directors appointed a Nominating Committee, comprised of Messrs. Crane, Herson, and Vardy, for purposes of nominating the slate of directors for election at the 1996 Annual Shareholders Meeting.

                  During 1995, the Board of Directors held four meetings. All directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and meetings held by all committees on which each such director served during his term of office.

         EXECUTIVE COMPENSATION AND OTHER INFORMATION


         The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries. For the year ended December 31, 1995 exceeded $100,000 (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1993 and 1994, and 1995, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus

                                                                                        Long-Term
                                                         Annual Compensation  Compensation Awards
                                                         ---------------------------------------------------
                                                                                                 Restricted                All Other
                                                                                                 Stock                      Compen-
                                                                                                 Award(s)    Option         sation
 Name and Principal Position                             Year    Salary ($)     Bonus ($)        ($)(1)      Shares        ($)(2)(3)
- ------------------------------------------------------------------------------------------------------------------------------------
Eugene M. Herson ...................................     1995     $183,182            0        $ 23,077       50,000        $ 15,710
President and Chief Executive Officer ..............     1994     $148,154            0               0       10,000        $ 14,416
                                                         1993     $146,750            0               0            0        $ 14,999


H. Lee Fortier(4) ..................................     1995     $153,846            0        $ 18,462       25,000        $ 15,516
Vice President - Consulting Operations .............     1994     $151,923     $ 25,000(5)         --         25,000(5)     $ 15,176
                                                         1993         --           --              --           --              --

Richard A. Peluso ..................................     1995     $130,000         --          $  7,789       25,000        $  3,895
Vice President - Operations and Consulting .........     1994         --           --              --           --              --
                                                         1993         --           --              --           --              --

R. Michael Momboisse ...............................     1995     $130,000            0        $ 15,577       28,000        $ 18,353
Chief Financial Officer and ........................     1994     $130,000            0               0        2,000        $  7,528
Vice President - Legal .............................     1993     $112,500     $  2,188               0       15,000        $  7,218

Gary O. McEntee(4) .................................     1995     $130,000         --          $  7,789            0        $  7,824
Vice President - Consulting East Region ............     1994     $123,327            0               0       67,500        $  2,610
                                                         1993         --           --              --           --              --

         (1) Represents the grant of restricted common stock in 1995 in exchange for salary (valued at $3.625 per share which was the closing sales price of the Company's common stock on the date of grant) vesting over a three year period as follows: Mr. Herson (6,366 shares); Mr. Fortier (5,093 shares); Mr. Peluso (2,149 shares), Mr. Momboisse (4,297 shares) and Mr. McEntee (2,149 shares). On December 31, 1995 the value of the aggregate unvested restricted stock holdings of Messrs. Herson (6,366 shares), Fortier (5,093 shares), Peluso (2,149 shares), Momboisse (4,297 shares) and McEntee (2,149 shares) were $25,464, $20,372, $8,596, $17,188 and $8,596 respectively, based on the closing sales price of the Company's Common Stock on that date. Dividends will only be paid on these shares to the extent dividends are paid on the Company's Common Stock.

         (2) The Company maintains a salary continuation plan ("Salary Continuation Plan") pursuant to which the Company has entered into contracts with each of the named executive officers entitling them to receive payments over a ten-year period, 60% of which represents salary continuation payments and 40% of which represents compensation for their agreement not to compete with the Company. In general, 50% of the total benefits vest in the fifth year of participation in the Salary Continuation Plan, increasing yearly to 100% after ten years.

                  Under the Salary Continuation Plan, Mr. Herson will receive payments aggregating $3,000 per month beginning in 2000, increasing to $5,000 per month beginning in 2004. Mr. Fortier will receive payments aggregating $1,000 per month beginning in 2000, increasing to $3,000 per month beginning in 2002 and $4,000 per month beginning in 2004. Mr. Momboisse will receive payments aggregating $1,000 per month beginning in 2003, increasing to $3,000 per month beginning in 2004. Mr. McEntee will receive payments aggregating $1,000 per month beginning in 2004. Such payments may commence earlier upon the death or disability of the participant (at the fully vested rate) or upon the participant's severance from the Company (to the extent vested).

         (3) Represents (i) matching contributions by the Company in 1995, 1994, and 1993 (to the extent applicable) to the named executive officers under the EMCON Shared Savings and Profit Sharing Plan (the "401(k) Plan") as follows: Herson ($4,500, $4,500 and $5,083), Fortier ($4,500 and $4,500), Peluso
                  ($3,895),  McEntee ($3,465 and $2,610), and Momboisse ($4,353,
                  $3,788 and $3,478) and (ii) premiums paid in 1995, 1994 and 1993 (to the extent applicable) on insurance policies, the cash surrender values of which will fund EMCON's obligation under the salary continuation component of the Salary Continuation Plan as follows: Herson ($11,210, $9,916 and $9,916), Fortier ($11,016 and $10,676), McEntee ($4,359 and
                  $0) and Momboisse ($14,000, $3,740 and $3,740).

         (4) Messrs. Fortier and McEntee were not named executive officers in 1993. Mr. Peluso was not a named executive officer in 1993 or 1994.

         (5) Represents the grant of options and the payment of a relocation/cost of living adjustment bonus to Mr. Fortier as part of his relocation from Washington to California and the assumption of duties as Vice President of Consulting Operations.

Stock Option Grants

         The following table contains information concerning the grant of options to purchase the Company's common stock during 1995 to the named executive officers:

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                            Individual Grants in 1995
                            -------------------------

                                     % of Total                                Potential  Realizable Value at
                                        Options                                Assumed  Annual Rates of Stock
                                     Granted to      Exercise                  Price  Appreciation for Option
                         Options      Employees       or Base                  Term (2)
                         Granted      in Fiscal         Price      Expiration
Name                      (#)(1)           Year        ($/SH)            Date      5% ($)            (10% ($)
- ----                      ------           ----        ------            ----      ------            --------

Eugene M. Herson          50,000          12.9%        $4.125        11/03/05      $  129,500      $  329,000

H. Lee Fortier            25,000           6.5%        $4.125        11/03/05     $    64,750        $164,500

Richard A. Peluso         25,000           6.5%        $4.125        11/03/05     $    64,750        $164,500

R. Michael Momboisse       3,000           0.8%        $3.500        01/06/05     $     6,600       $  16,740
                          25,000           6.5%        $4.125        11/03/05      $   64,750        $164,500

Gary O. McEntee                0             0%             -               -               -               -



     (1) The options become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, so long as employment with the Company or one of its subsidiaries continues. The Board of Directors retains discretion to modify the terms, including the exercise price, of outstanding options. In that regard, in the event of a change of control of the Company, the Board, in its sole discretion, may either accelerate the vesting of outstanding options or provide for the assumption or substitution of such options by the successor company. (See also "EXECUTIVE COMPENSATION AND OTHER
         INFORMATION - Employment Contracts and Termination of Employment Arrangements.")

     (2) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option-holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased at the exercise price of $3.50 in 1995 would yield profits of $2.20 per share at 5% appreciation over 10 years or $5.58 per share at 10% appreciation over the same period. One share of stock purchased at the exercise price of $4.125 in 1995 would yield profits of $2.59 per share at 5% appreciation over ten years, or $6.58 per share at 10% appreciation over the same period.

Stock Option Exercises And Holdings

         The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                               YEAR-END OPTION VALUES(1)

                               Number of Unexercised         Value of Unexercised in-the-
                                 Options at 12/31/95         Money Options at 12/31/95 (2)
                               ---------------------         -----------------------------

 Name                       Exercisable     Unexercisable   Exercisable(3)     Unexercisable
- -----                       -----------     -------------   --------------     -------------
 Eugene M. Herson               111,250            62,750               $0                $0

 H. Lee Fortier                  45,720            47,250               $0                $0

 Richard A. Peluso                8,125            49,375               $0                $0

 R. Michael Momboisse            33,250            38,750             $375            $1,125

 Gary O. McEntee                 16,875            50,625               $0                $0

     (1)  None of the named executive officers exercised options in fiscal 1995.

     (2) Based on the closing sales price of the Company's common stock on December 31, 1995 of $4.00.

     (3) See footnote 1 to the table entitled STOCK OPTION GRANTS IN LAST FISCAL YEAR regarding the vesting schedule for options.

Employment Contracts And Termination Of Employment Arrangements

         In November, 1995, the Company entered into separate agreements with Eugene M. Herson and R. Michael Momboisse providing for twenty four months of severance and vesting of any unvested benefits upon an involuntary termination of employment within eighteen months after a change of control event. For these purposes, a change of control event is defined as a change of ownership of the company where the shareholders of the company, before the event, hold less than 70% of the voting stock of the company after the event.

         H. Lee Fortier is employed as Vice President of Consulting Operations under an agreement expiring in April 1998. Under that agreement, in the event Mr. Fortier is involuntarily removed from his current position, other than for cause, he will be entitled to remain employed by EMCON at at least a senior engineer level for the duration of the agreement at a reduced compensation level appropriate for such new position.

         Richard A. Peluso and Gary O. McEntee are employed as Vice Presidents of EMCON under Employment Agreements, expiring in May 1998. The agreements were entered into as part of the Company's acquisition of Wehran. During the term of the agreement, Messrs. Peluso and McEntee may be removed only for cause, although their employment may be reduced to part-time status after May 1997 at a salary as low as 5% of the annual salary paid immediately before such change.

         See also footnote 3 to the SUMMARY COMPENSATION TABLE for a discussion of the Salary Continuation Plan and each named executive officer's participation in such plan.

Director Compensation

         The Company pays each non-employee director a retainer of [$1,000] per month. In addition, under the terms of the automatic grant provisions of the Company's 1988 Stock Option Plan, as amended, each non-employee director is automatically granted, effective upon completion of each annual shareholders meeting, a nonqualified stock option to purchase 2,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock at the date of grant, as determined by the closing price on NASDAQ. Such options become fully vested and exercisable on the first day of January following the date of grant and remain exercisable for a period of ten years from the date of grant, subject to earlier termination (i) two years after the individual ceases to be a director or (ii) upon a transfer of control of the Company. No other directors of the Company are compensated for their services as members of the Board. From time to time non-employee directors will serve as consultants to the Company with respect to special matters within their areas of expertise, for which they are paid consulting fees. During 1995, Messrs. Crane and Vardy were paid additional consulting fees of $7,500 and $10,000, respectively.


Certain Transactions

         EMCON leased offices in San Jose, California, from the Archer Business Complex Partnership, a California general partnership (the "ABC Partnership") until November 1995, at which time the property was sold to an independent third party. The ABC Partnership was comprised of 14 current and former employees and directors of the Company. In 1995, the Company paid the ABC Partnership $410,000 in rent and $54,000 in taxes and other expenses for these premises.

         EMCON also leased one of its facilities in Kelso, Washington from the Royal Partnership, a Washington general partnership comprised of 12 current and former employees of the Company (the "Royal Partnership"). In 1995, the Company paid the Royal Partnership approximately $63,000 in rent and paid $12,000 in taxes and other expenses for these premises.

         The following table summarizes the percentage interests of officers, directors and the employees of the Company in the ABC Partnership and Royal Partnership discussed above:

                                      ABC               Royal
                              Partnership         Partnership
                              -----------         -----------
Jack M. Marzluft ............        2.1%                 ---
H. Lee Fortier ..............           -               11.4%
Donald R. Andres ............       18.2%                 ---
Other EMCON Employees........       42.8%               60.6%
Others.......................       36.9%               28.0%
                                   -----               -----
                                   100.0%              100.0%
     Total...................      ======              ======

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent shareholders are required to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the last fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with by such persons.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is comprised of three non-management directors of the EMCON Board of Directors. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the Company's executive officers (including Mr. Herson, the Company's Chief Executive Officer), including reviewing compensation levels of members of management, evaluating the performance of management and related matters.

         The salaries for executive officers, including Mr. Herson, are based on a review of salaries for comparable positions among competing companies of like size, and are sometimes adjusted annually to take into account cost of living increases, merit increases and adjustments deemed necessary to continue to attract and retain highly qualified executive officers. Because of the Company's disappointing financial performance in 1995, the Compensation Committee approved management's recommendation to implement an across-the-board (including the Chief Executive Officers and all of senior management) in-grade salary freeze for 1996.

         The Company has adopted and consistently implemented a broad performance bonus and equity ownership program covering senior technical and management personnel, up to and including the Chief Executive Officer. Annual bonus compensation at targeted levels of performance, when granted, has historically represented between 10% and 30% of total cash compensation. Bonuses are determined by the Compensation Committee and paid to the Company's officers based on their individual performance and the performance of the Company as a whole. Performance is measured for purposes of compensation decisions under the annual bonus plan against goals established by the Committee in consultation with management prior to the fiscal year based on the Company's annual operating plan. The financial goals for the Company for fiscal 1995 related to net revenue, net income and cash flow, and the qualitative goals for the Company included expansion of the Company's operations. Because of the Company's disappointing financial performance in 1995, the Committee concluded that discretionary annual bonuses to the executive officers would not be paid.

         During 1995, the Committee also required all members of EMCON's senior management (including the Chief Executive Officer) to exchange at least two weeks of their base salary for shares of restricted stock of the Company. The restricted shares vest in three equal annual installments over the next three years, with any unvested shares being forfeited should the employee/holder leave the Company's employ. The restricted shares will vest earlier upon the death of the employee/holder or upon a change of control of the Company.

         During 1995, the Committee also considered stock option grants to each of the executive officers of the Company. Options granted to executive officers were based on his or her relative position, responsibilities and historical and expected contribution in the Company, as well as the level of their existing equity/option holdings. These stock options were granted at market price on the date of grant and will provide value to the executive officers only when the price of the Company's Common Stock increases over the exercise price. To encourage officers to remain with the Company, options are subject to vesting restrictions which lapse in equal annual installments over four years.

         Shareholders should be aware that the factors on which annual compensation were based in 1995 are not the only factors which may influence the Company's stock value or overall performance, and that the same factors may not be the most significant in any succeeding period. Also, the achievement of targeted goals by the Company in any period may not be indicative of the Company's future performance.

         The Company is aware of provisions of the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to any of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 in any year, and has determined that the Company does not qualify for an exemption under the statute or proposed regulations. The Committee does not believe that the Company's compensation is likely, in the aggregate, to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore has concluded that no action to qualify such compensation for deductibility was necessary at this time. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                          COMPENSATION COMMITTEE

                                          Douglas P. Crane
                                          Donald R. Kerstetter
                                          Peter  Vardy

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total five-year returns on the Company's Common Stock with the NASDAQ OTC Index and an index of peer companies selected by the Company. The Company has selected a group of twelve other environmental companies providing services similar to that of EMCON. A list of these companies follows the graph below.

         Legend:  + = EMCON  *   = NASDAQ OTC Index   #  =  Peer Group Index
- -------------------------------------------------------------------------------
$300  |
      |
$250  |
      |
$200  |
      |
$150  |                               GRAPH
      |
$100  |
      |
$50   |
      |
$0    |________________________________________________________________________

    12/31/90   12/31/91    12/31/92    12/31/93    12/30/94    12/29/95
_______________________________________________________________________________



                   12/31/90  12/31/91  12/31/92  12/31/93  12/30/94  12/29/95
                   --------  -------   --------  --------  --------  --------
EMCON               $100      $136        $64       $53        $25       $26
NASDAQ OTC Index    $100      $157       $182      $208       $203      $285
Peer Group Index    $100      $102        $99      $114        $96      $101

      (1) The companies  included in the peer group index are Dames & Moore Inc.
          (DM), EA Engineering Science & Technology (EACO), Earth Technology Corporation USA since acquired by Tyco Inernational Ltd. (TYC), Ecology & Environment, Inc. (EEI), GZA Geoenvironmental Tech, Inc.(GZEA),Heidemij N.V. (HEIDF) (formerly Geraghty & Miller, Inc.), Harding Associates, Inc. (HRDG), ICF International, Inc. (ICFI), TRC Companies, Inc. (TRR), Tetra Tech Inc. (WATR), Versar, Inc. (VSR), and Weston ROY, Inc. (WSTNA). Information concerning the peer group and the NASDAQ OTC Index was supplied to the Company by Donaldson, Lufkin & Jenrette Securities Corporation.

      (2) Assumes that $100.00 was invested on December 31, 1990 at the closing sales price of the Company's Common Stock and in each index, and that all dividends were reinvested. Returns are measured through the last trading day of each of the Company's fiscal years. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 1996. Ernst & Young LLP has served in such capacity since its appointment on May 27, 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if the representatives desire to do so, and are expected to be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. If the appointment is not approved, the Board of Directors will consider the selection of other independent auditors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1996.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

         Proposals of shareholder intended to be presented at the next annual meeting of shareholders of the Company (i) must be received by the Company at its offices at 400 S. El Camino Real, San Mateo, California 94402 no later than December 20, 1996, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company Proxy Statement for that meeting


TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the meeting is as hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.


                          By Order of the Board of Directors



                          Mollie C. Mortyn,  Secretary



Dated:  April 17, 1996

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:


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                                            CommissionOnly (as permitted by Rule
                                            14a-6(e)(2))
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  / /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

- --------------------------------------------------------------------------------
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/   / Check box if any part of the fee is offset as  provided  by  Exchange  Act
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                                       15